Exhibit 99.1

Contact:	Media: Margaret Mellott 1-313-322-5393	Fixed Income Investment Community: David Dickenson 1-313-621-0881
	mmellott@ford.com	ddickens@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT REPORTS FIRST QUARTER 2009 PRELIMINARY RESULTS*

DEARBORN, Mich., April 24, 2009 – Ford Motor Credit Company reported a net loss of $13 million in the first quarter of 2009, a decrease of $37 million from net income of $24 million a year earlier.  On a pre-tax basis, Ford Motor Credit reported a loss of $36 million in the first quarter, compared with earnings of $32 million in the previous year.

The decrease in pre-tax earnings primarily reflected lower volume and a higher provision for credit losses, offset partially by lower depreciation expense for leased vehicles and lower net losses related to market valuation adjustments to derivatives.  Lower operating costs were offset partially by other expenses, including restructuring costs.

“Like the rest of the industry, Ford Motor Credit continues to be affected by credit market constraints, reduced vehicle sales, low consumer confidence, and job contraction in difficult economic conditions,” said Mike Bannister, Ford Motor Credit chairman and CEO.  “However, we continue to provide consistent levels of support to Ford Motor Company dealers and customers in the downturn through our strong business and prudent lending practices.”

On March 31, 2009, Ford Motor Credit’s on-balance sheet net receivables totaled $104 billion, compared with $116 billion at year-end 2008.  Managed receivables were $106 billion on March 31, 2009, down from $118 billion on December 31, 2008.  The lower receivables primarily reflected lower North America and Europe receivables, mainly due to lower industry volumes, lower dealer stocks, and the transition of Jaguar, Land Rover, and Mazda financing to other finance providers.

On March 31, 2009, managed leverage was 10 to 1.  During the quarter, Ford Motor Credit used $1.1 billion of cash to purchase a portion of Ford Motor Company’s senior secured term loan debt.  Ford Motor Credit distributed the term loan debt to its immediate parent, Ford Holdings LLC, whereupon it was forgiven.

Ford Motor Credit Company LLC is one of the world’s largest automotive finance companies and has supported the sale of Ford Motor Company products since 1959.  Ford Motor Credit is an indirect, wholly owned subsidiary of Ford.  It provides automotive financing for Ford, Lincoln, Mercury and Volvo dealers and customers.  More information can be found at http://www.fordcredit.com and at Ford Motor Credit’s investor center, http://www.fordcredit.com/investorcenter/.

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*	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.
# # #

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED STATEMENT OF OPERATIONS
For the Periods Ended March 31, 2009 and 2008
(in millions)

	First Quarter
	2009	2008
	(Unaudited)
Financing revenue
Operating leases	$1,398	$1,707
Retail	756	859
Interest supplements and other support costs earned from affiliated companies	970	1,246
Wholesale	291	477
Other	20	35
Total financing revenue	3,435	4,324
Depreciation on vehicles subject to operating leases	(1,415)	(1,814)
Interest expense	(1,420)	(1,992)
Net financing margin	600	518
Other revenue
Insurance premiums earned, net	29	40
Other income, net	64	187
Total financing margin and other revenue	693	745
Expenses
Operating expenses	328	367
Provision for credit losses	385	327
Insurance expenses	16	19
Total expenses	729	713
Income/(Loss) before income taxes	(36)	32
Provision for/(Benefit from) income taxes	(23)	9
Income/(Loss) from continuing operations	(13)	23
Gain on disposal of discontinued operations	—	1
Net income/(loss)	$(13)	$24

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED BALANCE SHEET
(in millions)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Cash and cash equivalents	$12,638	$15,473
Marketable securities	7,236	8,606
Finance receivables, net	84,014	93,331
Net investment in operating leases	20,166	22,506
Notes and accounts receivable from affiliated companies	810	1,047
Derivative financial instruments	2,799	3,791
Assets of held-for-sale operations	—	214
Other assets	4,644	5,159
Total assets	$132,307	$150,127

LIABILITIES AND SHAREHOLDER’S INTEREST
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,129	$1,781
Affiliated companies	1,293	1,015
Total accounts payable	2,422	2,796
Debt	111,422	126,458
Deferred income taxes	2,361	2,668
Derivative financial instruments	1,973	2,145
Liabilities of held-for-sale operations	—	56
Other liabilities and deferred income	4,859	5,438
Total liabilities	123,037	139,561

Shareholder’s interest
Shareholder’s interest	5,149	5,149
Accumulated other comprehensive income	203	432
Retained earnings	3,918	4,985
Total shareholder’s interest	9,270	10,566
Total liabilities and shareholder’s interest	$132,307	$150,127

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
OPERATING HIGHLIGHTS

	First Quarter
	2009	2008
Financing Shares
United States
Financing share – Ford, Lincoln and Mercury
Retail installment and lease	31%	37%
Wholesale	78	77

Europe
Financing share – Ford
Retail installment and lease	26%	25%
Wholesale	99	96

Contract Volume – New and used retail/lease (in thousands)
North America segment
United States	135	275
Canada	20	31
Total North America segment	155	306

International segment
Europe	122	178
Other international	17	49
Total International segment	139	227
Total contract volume	294	533

Borrowing Cost Rate*	5.0%	5.6%

Charge-offs – On-Balance Sheet (in millions)
Retail installment and lease	$309	$226
Wholesale	19	1
Other	4	2
Total charge-offs – on-balance sheet	$332	$229

Total loss-to-receivables ratio – on-balance sheet	1.21%	0.64%

Memo :
Total charge-offs – managed (in millions)**	$335	$243
Total loss-to-receivables ratio – managed**	1.22%	0.66%

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*	On-balance sheet debt includes the effects of derivatives and facility fees.
**	See Appendix for additional information.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit’s financial performance, Ford Motor Credit management uses financial measures based on Generally Accepted Accounting Principles (“GAAP”), as well as financial measures that include adjustments from GAAP.  Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of non-GAAP measures to GAAP:

•
Managed receivables:  receivables reported on Ford Motor Credit’s balance sheet, excluding unearned interest supplements related to finance receivables, and securitized off-balance sheet receivables that Ford Motor Credit continues to service

•
Charge-offs on managed receivables:  charge-offs associated with receivables reported on Ford Motor Credit’s balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service

•	Equity: shareholder’s interest reported on Ford Motor Credit’s balance sheet

IMPACT OF ON-BALANCE SHEET SECURITIZATION:  Finance receivables (retail and wholesale) and net investment in operating leases reported on Ford Motor Credit’s balance sheet include assets included in securitizations that do not qualify for accounting sale treatment.  These underlying securitized assets are available only for payment of the debt or other obligations issued or arising in the securitization transactions; they are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit’s other creditors until the associated debt or other obligations are satisfied.  Debt reported on Ford Motor Credit’s balance sheet includes obligations issued or arising in securitizations that are payable only out of collections on the underlying securitized assets and related enhancements.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP:

Managed Leverage Calculation	March 31,	December 31,
	2009	2008
	(in billions)
Total debt	$111.4	$126.5
Securitized off-balance sheet receivables outstanding	0.5	0.6
Retained interest in securitized off-balance sheet receivables	(0.1)	(0.1)
Adjustments for cash, cash equivalents, and marketable securities*	(19.4)	(23.6)
Adjustments for derivative accounting**	(0.3)	(0.4)
Total adjusted debt	$92.1	$103.0

Equity	$9.3	$10.6
Adjustments for derivative accounting**	(0.1)	(0.2)
Total adjusted equity	$9.2	$10.4

Managed leverage (to 1) = Total adjusted debt / Total adjusted equity	10.0	9.9
Memo: Financial statement leverage (to 1) = Total debt / Equity	12.0	12.0

Net Finance Receivables and Operating Leases	March 31,	December 31,
	2009	2008
Receivables – On-Balance Sheet	(in billions)
Retail installment	$61.3	$65.5
Wholesale	22.8	27.7
Other finance receivables	2.7	2.8
Unearned interest supplements	(1.3)	(1.3)
Allowance for credit losses	(1.5)	(1.4)
Finance receivables, net	84.0	93.3
Net investment in operating leases	20.2	22.5
Total receivables – on-balance sheet	$104.2	$115.8

Memo: Total receivables – managed***	$106.0	$117.7

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*	Excludes marketable securities related to insurance activities.
**
Primarily related to market valuation adjustments to derivatives due to movements in interest rates.  Adjustments to debt are related to designated fair value hedges and adjustments to equity are related to retained earnings.

***
Includes on-balance sheet receivables, excluding unearned interest supplements related to finance receivables of $1.3 billion at March 31, 2009 and December 31, 2008; and includes off-balance sheet retail receivables of about $500 million and about $600 million at March 31, 2009 and December 31, 2008, respectively.